                                                                     EXHIBIT 21

                              LIST OF SUBSIDIARIES


                                                         State or Other
Name                                              Jurisdiction Of Incorporation
----                                              -----------------------------

Varian Associates Limited                                    USA, CA
Varian Realty, Inc                                           USA, CA
Varian BioSynergy, Inc.                                      USA, DE
Varian UK Ltd.                                               USA, DE
Varian Medical Systems Latin America, Ltd.                   USA, DE
Varian Oncology Systems China, Ltd.                          USA, DE
Varian Medical Systems India Pvt. Ltd.                       USA, DE
Varian Medical Systems Pacific, Inc.                         USA, DE
Varian Medical Systems Canada, Inc.                          USA, DE
Healthcare Technologies International, L.L.C.                USA, DE
Page Mill Corporation                                        USA, MA
Mansfield Insurance Company                                  USA, VT
Varian Medical Systems Australasia Pty Ltd.                 Australia
Varian Medical Systems Gesellschaft m.b.H.                   Austria
Varian Medical Systems Belgium N.V.                          Belgium
Varian Medical Systems Brazil Limitada                       Brazil
Varian Oncology Services Scandinavia AS                      Denmark
Varian Oncology Services Finland OY                          Finland
Varian Medical France S.A.S.                                 France
Varian Oncology Services Generale, SARL                      France
Varian Medical Systems Deutschland G.m.b.H                   Germany
Varian Medical Systems Italia S.p.A                           Italy
Varian Medical Systems K.K                              Japan & Delaware
Nippon Oncology Systems, Ltd.                                 Japan
Varian FSC B.V.                                            Netherlands
Varian Medical Systems Nederland B.V.                      Netherlands
Varian Medical Systems Iberica S.L.                           Spain
Varian Medical Systems International A.G.                  Switzerland
Varian Medical Systems UK Ltd.                           United Kingdom
Varian TVT Limited (not active)                          United Kingdom
Varian Philippines, Ltd. (not active)                        USA, DE
Varian Medical Systems New Zealand (not active)              USA, DE